                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF RENAISSANCE LEARNING, INC.
                              (As of March 1, 2007)

Name                                               Jurisdiction of Organization
----                                               ----------------------------
AlphaSmart Direct, Inc.                            Wisconsin
Advantage Learning Systems India Private Limited   India
Renaissance Learning of Canada Co.                 Nova Scotia, Canada
Renaissance Learning UK Limited                    United Kingdom
RL Investments, Inc.                               Nevada
RL Asset Management, Inc.                          Nevada